IU Agreement No. 2019-0070

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit 10.10

FIRST AMENDMENT

TO

LICENSE AGREEMENT

This First Amendment (the “First Amendment”) is made and entered into as of August 16, 2019 (the “First Amendment Effective Date”) by and between:

The Trustees of Indiana University (“IU”), a body politic and corporate of the State of Indiana, having its principal offices at 107 S. Indiana Ave., Bloomington, IN 47405; and

Indiana University Research and Technology Corporation (“IURTC”), a non-profit corporation organized under the laws of the State of Indiana, represented by IU; and

Chondrial Therapeutics IP, LLC (“Chondrial”), a limited liability company organized under the laws of the State of Delaware, having its principal offices at 150 Monument Rd., Suite 207, Bala Cynwyd, PA 19004.

IU, IURTC, and Chondrial hereby agree:

1.

Background: Chondrial Therapeutics IP Holdings, LLC (f/k/a Chondrial Therapeutics LLC) and IURTC entered into the License Agreement dated November 30, 2016 with IU Agreement No. 2017-0063 (the “Agreement”). Due to a drafting error, Chondrial was incorrectly named as Chondrial Therapeutics IP Holdings, LLC in the Agreement.

Through a Third Amended and Restated Master Agreement between IU and IURTC dated October 20, 2017, IURTC authorized IU to manage, control, and be responsible for all agreements related to IURTC’s ownership rights in such these intellectual property rights, and pursuant to such agreement, IURTC assigned its rights to U.S. patent [***] and [***] to IU on July 19, 2019.

IU, IURTC, and Chondrial desire to enter into this First Amendment to amend the Agreement in consideration of the foregoing premises and the mutual promises, covenants, and agreements hereinafter set forth.

2.	Amendments:
2.1.

IU assumes all rights and obligations under the Agreement and is bound by all its terms in all respects as of the Effective Date of the Agreement as if it were the original licensor and original party of the Agreement in place of IURTC. For clarity, the term “IU Indemnitees” means the parties originally identified as “IURTC Indemnitees” in Section 12.1 of the Agreement and is substituted for the term “IURTC Indemnitees” wherever it appears in the Agreement. Notwithstanding the foregoing, IU and Chondrial agree and acknowledge that as

IU Agreement No. 2019-0070

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

of the First Amendment Effective Date, IURTC retains ownership of the 3,647 Common Units of Chondrial Therapeutics Holdings, LLC previously granted as partial consideration pursuant to Section 3.6 of the Agreement.

2.2.

Chondrial assumes all rights, obligations, and liabilities under the Agreement and is bound by all its terms in all respects as of the Effective Date of the Agreement as if it were the original licensee and original party of the Agreement in place of Chondrial Therapeutics IP Holdings, LLC (f/k/a Chondrial Therapeutics, LLC).

2.3.	Chondrial releases IURTC from all liability and obligations under the Agreement arising before or after the First Amendment Effective Date.
2.4.	Delete the definition of “Indiana Laboratory” in Section 1 in its entirety and replace with the following:

“Indiana Laboratory” means the laboratory at IU led by Ronald Mark Payne, but excluding any research performed with other principal investigators at IU or pursuant to collaborations with other non-commercial research institutions.

2.5.	Delete the definition of “Licensed Patents” in Section 1 and replace with the following:

“Licensed Patents” means IU’s rights in:

•	U.S. patent [***];
•	PCT patent application [***];
•	Provisional patent application(s) filed by IU for claims described in IU Case No. [***];
•

With the exception of U.S. patent application [***], all U.S. patent applications claiming priority to the above-referenced patents or applications, including without limitation divisionals, equivalent continuations, and subject matter claimed in continuations-in-part applications that is entitled to the priority filing date of any of the above;

•	Foreign equivalent applications claiming priority to the abovereferenced patents or applications;
•	Patents issuing from any of the above-referenced applications;
•	Any of the foregoing during reissue, re-examination, opposition, or post grant review proceedings;
•	Reissues and re-examinations of any of the above-referenced patents;
•

Any extensions of or supplementary protection certificates referencing any of the above patents, including, without limitation, any regulatory exclusivities (including under 21 C.F.R. §§ 314 and 316) or equivalents thereof; and

•	Other forms of government-issued rights substantially similar to any of the foregoing.

IU Agreement No. 2019-0070

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

2.6.	Delete the definition of “Option Invention” and replace with the following:

“Option Invention” means any Sponsored Option Invention, Field Option Invention, or Joint Option Invention. “Sponsored Option Invention” means an invention that is invented in the performance of research under the MSRA either (a) solely by IU employees in the Indiana Laboratory or (b) jointly by IU employees in the Indiana Laboratory and Chondrial employees in the Chondrial Laborato1y. “Field Option Invention” means an invention that is not a Sponsored Option Invention, but is solely invented by IU employees in the Indiana Laboratory, is invented within three (3) years after the First Amendment Effective Date, disclosed to IU’s technology transfer office, and claims subject matter that is in the Field. “Joint Option Invention” means an invention that is not a Sponsored Option Invention, but is jointly invented by IU employees in the Indiana Laboratory with an obligation to assign patent rights to IU and Chondrial employees in the Chondrial Laboratory with an obligation to assign patent rights to Chondrial, invented within six (6) years after the First Amendment Effective Date, and disclosed to IU’s technology transfer office.

2.7.	Add the following definition of “Inventors” at the end of Section 1:

“Inventors” means Ronald Mark Payne, Clifford M. Babbey, Gregory R. Wagner, P. Melanie Pride, and any IU employee that is an inventor of an Option Invention.

2.8.	Add the following definition of “MSRA” at the end of Section 1:

“MSRA” means a Master Sponsored Research Agreement signed between IU and Chondrial Therapeutics, Inc., the parent company of Chondrial, to fund research to be performed in the Indiana Laboratory.

2.9.	Delete Section 3 and its subsections in their entirety and replace with the following:
3.	License Fees, Royalties and other Consideration
3.1

Royalty. In partial consideration for the rights, license and Option granted under this Agreement, Chondrial will pay to IU a royalty of (i) [***] of Net Sales by Chondrial, Affiliates, or Sublicensees in Patent Countries and (ii) [***] of Net Sales by Chondrial, Affiliates, or Sublicensees in Non-Patent Countries.

3.2

Sublicense Fee. In partial consideration for the rights, license and Option granted under this Agreement, Chondrial will pay to IU the following percentages of any and all Sublicense Consideration as described in Section 3.2 below, subject to Section 3.5:

3.2.1	[***] during the period from the Effective Date through

IU Agreement No. 2019-0070

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

such time as Chondrial is obligated to pay IU the milestone referred to in Section 3.4 (a); or
3.2.2

[***] during the period commencing upon the occurrence of the event referred to in Section 3.2.1 above through such time as Chondrial is obligated to pay IU the milestone referred to in Section 3.4 (b); or

3.2.3	[***] during the period commencing upon the occurrence of the event referred to in Section 3.2.2 above and continuing thereafter during the Term.
3.3

For purposes of this Agreement, “Sublicense Consideration” means [***]. For the removal of doubt, Sublicense Consideration excludes [***]. For the further removal of doubt, to the extent a Sublicense agreement includes the grant of rights unrelated to the 1ights to the Licensed Patents and unrelated in any way to the Licensed Products, “Sublicense Consideration” will only include a portion of amounts paid by a Sublicensee equal to the proportional value of the Licensed Patents and Licensed Products relative to the value of the other unrelated rights granted to such Sublicensee in such Sublicense agreement.

3.4	Milestones. In partial consideration for the rights, license and Option granted under this Agreement, Chondrial will pay to IU the following amounts upon the achievement of the following events:
(a)	Enrollment of the first patient in the first Phase I (or its non-U.S. equivalent) clinical trial of a Licensed Product: [***];
(b)	[***]: [***];
(c)	[***]: [***];
(d)	[***]: [***]
3.4.1

The events listed in this Section 3.4 (a)-(d) are intended to be sequential and reflect the presumed path that a Licensed Product will take through the regulatory approval process. If any of these events does not occur for any reason, the fee due upon that skipped event(s) will be due upon the achievement of the subsequent event (and in no event later than the first commercial sale of the first Licensed Product).

IU Agreement No. 2019-0070

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

3.4.2	Milestones for Patent Issuance. In partial consideration for the rights, license and Option, Chondrial agrees to pay IU the following amounts upon the [***]:
(a)	Grant of United States patent: [***]. This is increased to a total of [***] if issuance occurs before expiration of U.S. Patent No. [***];
(b)	Grant of European patent: [***];
(c)	Grant of Canadian patent: [***];
(d)	Grant of Australian patent: [***]; and
(e)	Grant of Brazilian patent: [***]
3.5

In the event that Chondrial is required to pay WFUHS Consideration, then Chondrial may deduct sixty percent (60%) of such WFUHS Consideration from the consideration due to IU under Sections 3.1-3.4 provided that if a Valid Claim in the Licensed Patents covering a composition of matter has issued before the first filing deadline for an application for patent term extension of U.S. Patent no. [***] (“WFUHS Patents”), then Section 3.5 shall expire on December 17, 2025. If a Valid Claim in the Licensed Patents covering a composition of matter has not issued before the first filing deadline for an application for patent term extension of the WFUHS Patents, then Section 3.5 shall expire upon the expiration of the last to expire WFUHS Patent.

3.6

In partial consideration for the rights granted under the option agreement among Chondrial, IURTC, and WFUHS dated February 14, 2014, Chondrial will issue to IURTC 3,647 Common Units of Chondrial Therapeutics Holdings, LLC (“Chondrial Holdings” ). In connection with the issuance of the Common Units to IURTC, IURTC will be required to execute an Investors’ Rights Agreement, Right of First Refusal and Co-Sale Agreement, and Amended and Restated Limited Liability Company Agreement, substantially in the forms attached hereto as Exhibits A-C, respectively, which will be executed concurrently with the execution of this Agreement.

3.7

In partial consideration for the rights, license and Option granted under this Agreement, Chondrial will pay to IU an issue fee of ten thousand dollars ($10,000.00 U.S.) within thirty (30) days of the First Amendment Effective Date.

IU Agreement No. 2019-0070

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

3.8

In partial consideration for the rights, license and Option granted under this Agreement, Chondrial will pay to IU a minimum annual royalty of five thousand dollars ($5,000.00 U.S.) starting the 2020 calendar year for the Term of the Agreement. Chondrial must pay the minimum annual royalty for a given calendar year to IU on or before January 31 of such calendar year. The minimum annual royalty for a given calendar year will be credited against any royalties due and owing with respect to Net Sales pursuant to Sections 3.1 and 3.5 during the calendar year in which such minimum annual royalty was paid.

2.10.	Delete Section 5.2 and its subsections in their entirety and replace with the following:
5.2

Without limiting the generality of the diligence provisions of Section 5.1 above, Chondrial will achieve (either itself or through its Affiliates and/or its Sublicensees) the following milestones by the following dates (“Milestones”):

(a)

Chondrial will have at least two full-time equivalent personnel working on the development, manufacturing and marketing of the Licensed Products within the twelve (12) month period from the Effective Date and each subsequent year thereafter;

(b)	Enrollment of the first patient in the first Phase I (or its non-U.S. equivalent) clinical trial of a Licensed Product by June 30, 2020;
(c)	Enrollment of the first patient in the first Phase II (or its non-U.S. equivalent) clinical trial of a Licensed Product by June 30, 2022.
5.2.1

Chondrial will provide to IU (at the time of the next due report under Section 8) written notice of the achievement of each Milestone in this Section 5.2 (and continued confirmation of Chondrial’s sustained achievement of Section 5.2(a)).

5.2.2

Notwithstanding the foregoing, IU shall not unreasonably withhold its assent to any revisions of such Milestones if requested in writing by Chondrial and supported by evidence of continued diligence and/or difficulties or delays that Chondrial could not have reasonably avoided.

IU Agreement No. 2019-0070

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

2.11.	Delete Section 6 and its subsections in their entirety and replace with the following:

6.Option

6.1

When an Option Invention is disclosed to IU, IU will promptly forward a copy to Chondrial, whereupon Chondrial will have the Option Period to exercise the Option to license IU’s rights in the Option Invention in accordance with the procedures described in Section 6 herein. Any such disclosure will be considered IU Confidential Information under Section 13. Chondrial must exercise its Option in the Option Invention by notifying IU in writing (“Option Notice”).

6.2	The Option granted in Section 2.1 expressly does not include the right to practice the Licensed Patents or other intellectual property in any other way not expressly provided for in this Section 6.
6.3

Subject to any third party obligations and following IU’s receipt of an Option Notice for a Field Option Invention, Joint Option Invention, or Sponsored Option Invention that is related to a TAT- Frataxin fusion protein or the use or manufacture thereof, the parties agree to amend this Agreement in accordance with Section 19.1 to add IU’s rights in a Field Option Invention, Joint Option Invention, or Sponsored Option Invention to the definition of Licensed Patents. Chondrial will pay an issue fee of [***] for each Option Invention added to the definition of Licensed Patents pursuant to this Section 6.3 within thirty (30) days of amending the Agreement. For clarity, if Chondrial does not provide an Option Notice within the Option Period, neither party will have any further obligations to the other with respect to the Option Invention and IU’s rights in such Option Invention will be disposed of in accordance with IU’s policies, with no further obligation to Chondrial.

6.4

Subject to any third party obligations and IU’s receipt of an Option Notice for any Joint Option Invention or Sponsored Option Invention not encompassed by Section 6.3, Chondrial will be granted a first right to negotiate a license under IU’s rights in such Option Invention for a period of [***] from the date that IU originally disclosed such Option Invention to Chondrial (“Negotiation Period”). For clarity, if Chondrial does not provide an Option Notice for the Option Invention within the Option Period or if the parties are unable to execute a license within the Negotiation Period, neither party will have any further obligations to the other with respect to the Option Invention and IU’s rights in such Option Invention will be disposed of in accordance with IU’s policies, with no further obligation to Chondrial.

IU Agreement No. 2019-0070

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

6.5	Any license entered into between Chondrial and IU with respect to any Option Inventions pursuant to Section 6.4 will be negotiated in good faith by the parties.
2.12.	Delete Section 9.1 in its entirety and replace with the following:
9.1

IU will prepare, file, prosecute, defend, and maintain the Licensed Patents in its discretion in accordance with the terms and conditions herein. IU will instruct its attorneys to keep Chondrial informed of patent prosecution in the Field and to seek and reasonably accommodate Chondrial’s comments and suggestions prior to taking material actions for the same (provided Chondrial is not in breach of this Agreement). Subject to IU’s prior written consent, which will not be unreasonably withheld, Chondrial may request for Chondrial’s patent counsel to prepare initial drafts of pertinent documents, including applications or office action responses, for review and consideration by IU. Provided Chondrial is not in breach of this Agreement and subject to Section 9.12, IU will not abandon, cease prosecution or reduce the scope of any Licensed Patent without first notifying Chondrial in writing at least sixty (60) days in advance of any filing or maintenance deadline, and Chondrial will have the right, but not obligation, to assume such activities at Chondrial’s sole cost and expense.

2.13.	Delete Section 9.2 in its entirety and replace with the following:
9.2

IU will authorize Chondrial to communicate directly with IU’s patent counsel, and Chondrial will authorize IU to communicate directly with Chondrial’s patent counsel. All information exchanged among IU’s patent counsel, Chondrial’s patent counsel, the parties, and/or the Inventors regarding the preparation, filing, prosecution, issue, defense, or maintenance of the Licensed Patents will be deemed Confidential Information of the disclosing party, whether such disclosure is made by the party itself or by the party’s patent counsel. In addition, the parties acknowledge and agree that, with regard to such preparation, filing, prosecution, issue, defense, and maintenance of the Licensed Patents, the interests of the parties as licensor and licensee are to obtain the strongest and broadest patent protection possible, and as such, are aligned and legal in nature. The parties agree and acknowledge that they have not waived, and nothing in this Agreement constitutes a waiver of, any legal privilege concerning the Licensed Patents, including without limitation, privilege under the common interest doctrine and similar or related doctrines. The parties also agree and acknowledge that activities undertaken pursuant to this Agreement do not give rise to an attorney-client relationship between a party and the other party’s patent counsel.

IU Agreement No. 2019-0070

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

2.14.	Delete Section 9.4 in its entirety and replace with the following:
9.4

Within fifteen (15) days after the Effective Date, forty-three thousand three hundred seventy-seven dollars and eighty-one cents ($43,377.81) for expenses incurred prior to the Effective Date for the Licensed Patents. For clarity, the parties confirm that this payment was made before the First Amendment Effective Date and that no further payment pursuant to Section 9.4 is due.

2.15.	Delete Section 11.2 in its entirety and replace with the following:
11.2

During the Term, Chondrial will have the first right, but not the obligation, to prosecute at its own expense any such infringements of the Licensed Patents and, upon receipt of IU’s written consent, such consent not to be unreasonably withheld, Chondrial may join IU (as appropriate) as a party plaintiff in any such suit, without expense to IU. Similarly, during the Term, Chondrial will have the right to defend at its own expense any declaratory judgment action alleging invalidity or non-infringement of any of the Licensed Patents, and, upon receipt of IU’s written consent, such consent not to be unreasonably withheld, Chondrial may join IU (as appropriate) as a party in any such suit, without expense to IU. For clarity, IU agrees to join any action in which it is found to be an indispensable party. The total cost of any such action commenced or defended solely by Chondrial will be borne by Chondrial. Any recovery of damages by Chondrial as a result of such action will be applied first in satisfaction of any reasonable unreimbursed expenses and attorneys’ fees of Chondrial relating to the action. The balance remaining from any such recovery will be distributed to Chondrial, provided that Chondrial will pay to IU such royalties as would otherwise be applicable under Section 3.1 hereof for that portion of Chondrial’s recovery attributable to lost sales, payments or revenues.

2.16.	Delete Section 12.4 and its subsections in their entirety and replace with the following:
12.4

Chondrial, Affiliates extended rights under Section 2.1, and Sublicensees will obtain and maintain commercial general liability insurance with a reputable and financially secure insurance carrier prior to clinical testing, making, using, importing, offering to Sell, or Selling any Licensed Product or engaging in any other act involving any Licensed Product or the Licensed Patents.

IU Agreement No. 2019-0070

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

12.4.l

The insurance will identify IU Indemnitees as additional insureds and will provide that the carrier will notify IU in writing at least thirty (30) days prior to cancellation, except 10 days for the non-payment of premium.

12.4.2

The insurance will include coverage for product liability, contractual liability, clinical trials liability if any such trial is performed, and all other coverages standard for such policies with a minimum of [***] per occurrence and [***] annual aggregate. Such insurance will additionally include errors and omissions insurance with a minimum of [***] per occurrence.

12.4.3	Insurance policies purchased to comply with this Section will be kept in force for at least five (5) years after the last Sale of Licensed Product.
12.4.4	Chondrial will obtain, keep in force and maintain worker’s compensation insurance as legally required in the jurisdiction in which Chondrial is doing business.
2.17.	Delete Section 12.5 in its entirety and replace with the following:
12.5

At IU’s request, Chondrial will provide IU with a certificate of insurance and notices of subsequent renewals for its insurance and that of Affiliates extended rights under Section 2.1 and Sublicensees.

2.18.	Delete Section 18 and its subsections in their entirety and replace with the following:

18.Payments, Notices and Other Communications

18.1	Any payments made to IU pursuant to this Agreement will be made to the address below or as IU will designate by written notice given to Chondrial:

The Trustees of Indiana University
Attn: Innovation and Commercialization Office
Executive Director, IU Agreement No. 2017-0063
518 Indiana Avenue
Indianapolis, IN 46202

IU Agreement No. 2019-0070

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

18.2

Any notice or other communication pursuant to this Agreement will be sufficiently made or given on the date of mailing if sent to such party by email, overnight courier (e.g., Federal Express) or certified first class mail, postage prepaid, addressed to it at its address below or as it will designate by written notice given to the other party:

If to IU:

The Trustees of Indiana University
Attn: Innovation and Commercialization Office
Executive Director, IU Agreement No. 2017-0063
107 S. Indiana Ave., Bryan Hall
211 Bloomington, IN 47405

With copy to:

The Trustees of Indiana University
Attn: Innovation and Commercialization Office
Executive Director, IU Agreement No. 2017-0063
518 Indiana Avenue
Indianapolis, IN 46202

Email for patent prosecution: patents@iu.edu
Email for patent cost reimbursement: licenses@iu.edu
Email for financial consideration: licenses@iu.edu

If to Chondrial:

Chondrial Therapeutics, Inc.
150 Monument Rd., Suite 207
Bala Cynwyd, PA 19004
Attn: Legal

Email: info@chondrialtherapeutics.com

3.	Except as provided in this First Amendment, all other terms and conditions of the Agreement remain unmodified and in full force and effect.
4.

In the event that IU has an ownership interest in Provisional Patent Application No. [***], or Provisional Patent Application No. [***], such ownership interest shall be considered an Option Invention that is related to a TAT-Frataxin fusion protein or the use or manufacture thereof and subject to Section 6.3 as amended.

5.	This First Amendment may be executed in counterparts, each of which will be deemed an original and all of which when taken together will be deemed one instrument. Facsimile,

IU Agreement No. 2019-0070

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Portable Document Format (PDF) or photocopied signatures will have the same legal validity as original signatures.

Witness: IU, IURTC, and Chondrial have caused this First Amendment to be executed by their duly authorized representatives as of the First Amendment Effective Date.

The Trustees of Indiana University	Chondrial Therapeutics IP, LLC
By: /s/ Karen White___________________ Name: Karen White___________________ Title: Executive Director, ICO___________ Date: 8/21/2019______________________	By: /s/ Carole Ben-Maimon______________ Name: Carole Ben-Maimon______________ Title: President, CEO___________________ Date: 8/21/2019_______________________

IU Agreement No. 2019-0070

Indiana University Research and Technology Corporation
By: /s/ Karen White____________________ Name: Karen White____________________ Title: Executive Director, ICO____________ Date: 8/21/2019_______________________